Exhibit 15

May 30, 2019
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated April 25, 2019 on our review of interim financial information of Raytheon Company, which is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 is incorporated by reference in this Registration Statement on Form S-8.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts